Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Joseph M. Solomon
President and Chief Executive Officer
(410) 866-4500

FAIRMOUNT BANCORP, INC. TO COMMENCE

STOCK OFFERING IN CONNECTION WITH

MUTUAL TO STOCK CONVERSION OF FAIRMOUNT BANK

Baltimore, Maryland — April 23, 2010. Fairmount Bancorp, Inc. (the “Company”), the proposed holding company for Fairmount Bank (the “Bank”), announced today that the Office of Thrift Supervision has conditionally approved the commencement of the Bank’s conversion from the mutual to stock form of organization and the Company’s related stock offering. The Company also announced today that the registration statement relating to the sale of the Company’s common stock has been declared effective by the U.S. Securities and Exchange Commission.

The Company is offering for sale between 425,000 and 575,000 shares of common stock (subject to a 15% increase to up to 661,250 shares) at a purchase price of $10.00 per share. The Company will offer shares of its common stock in a subscription offering first to depositors of the Bank with a qualifying deposit as of September 30, 2008, second to the Bank’s employee stock ownership plan, third to depositors of the Bank with a qualifying deposit as of March 31, 2010 and finally to all other depositors of the Bank as of March 31, 2010. In addition, shares of the Company’s common stock that are not subscribed for in the subscription offering may be offered to members of the general public in a community offering, with preference given first to natural persons residing in Baltimore City, Maryland, and the Maryland counties of Baltimore and Harford.

The Bank has established a Stock Information Center, which will open on April 26, 2010. Beginning on that date, a prospectus and stock order form will be available by contacting the Stock Information Center (toll-free) at 1-(877) 821-5782. Hours of operation will be from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except for bank holidays.

The stock offering period concludes on May 14, 2010.

The Bank’s conversion from the mutual to the stock form of organization must be approved by at least a majority of the votes eligible to be cast at a special meeting of the Bank’s depositors. Offering and proxy materials were mailed to eligible depositors on April 22, 2010.

Completion of the conversion and the offering is subject to, among other things, the receipt of final regulatory approvals.

Stifel, Nicolaus & Company, Incorporated is acting as conversion advisor and selling agent in connection with the sale of the Company’s common stock in the offering on a best efforts basis.

Fairmount Bancorp, Inc. is the proposed holding company for Fairmount Bank. Fairmount Bank is a federally chartered savings bank located in the Rosedale area of Baltimore County, Maryland that was originally founded in 1879. Fairmount Bank has operated as a community-oriented institution by offering a variety of loan and deposit products and serving the other financial needs of its local community.

This press release contains certain forward-looking statements about the conversion and offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, difficulties in selling the common stock or in selling the common stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and the Bank are engaged.

A registration statement relating to these securities has been filed by the Company with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

The shares of the Company’s common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.